As filed with the Securities and Exchange Commission on July 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied uv, inc.

(Exact name of registrant as specified in its charter)

Delaware	3648	84-4373308
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Keyoumars Saeed

Chief Executive Officer

Applied UV, Inc.

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.
Jeffrey P. Wofford, Esq.	Michael F. Nertney, Esq.
Carmel, Milazzo & Feil LLP	Ellenoff Grossman & Schole LLP
55 West 39th Street, 18th Floor	1345 Avenue of the Americas
New York, New York 10018	New York, New York 10105
Telephone: (212) 658-0458	Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-257197

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (2)
10.5% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	$2,300,000	$251.00

(1)	The Registrant previously registered 10.5% Series A Cumulative Perpetual Preferred Stock for a proposed maximum offering price of $11,500,000 on a Registration Statement on Form S-1, as amended (File No. 333-257197), for which a filing fee of $1,254.65 was paid. In accordance with Rule 462(b) under the Securities Act, this Registration Statement covers the registration of an additional $2,300,000 aggregate principal amount of the Registrant’s 10.5% Series A Cumulative Perpetual Preferred Stock.
(2)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, for the purpose of registering $2,300,000 10.5% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share of Applied UV, Inc.. This Registration Statement relates to the offering of shares of the Company’s Common Stock contemplated by its Registration Statement on Form S-1 (File No. 333-257197), which was initially filed with the Securities and Exchange Commission on June 21, 2021, and which, as amended, was declared effective on July 12, 2021 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the number of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York on the 13th day of July, 2021.

APPLIED UV, INC.

By:	/s/Keyoumars Saeed
Keyoumars Saeed
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/Keyoumars Saeed	Chief Executive Officer and Chairman (Principal Executive officer)	July 13, 2021
Keyoumars Saeed

/s/ MaxMunn	President and Director	July 13, 2021
Max Munn

/s/Michael Riccio	Chief Financial Officer (Principal Financial and Accounting officer)	July 13, 2021
Michael Riccio

/s/Joel Kanter	Chairman of the Board	July 13, 2021
Joel Kantor

/s/Dr. Eugene Bauer	Director	July 13, 2021
Dr. Eugene Bauer

/s/Alastair Clemow	Director	July 13, 2021
Dr. Alastair Clemow

/s/Dr. Dallas Hack	Director	July 13, 2021
Dr. Dallas Hack

/s/Eugene Burleson	Director	July 13, 2021
Eugene Burleson

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EXHIBIT INDEX

5.1	Opinion of Counsel to the Registrant.
23.1	Consent of Adeptus Partners LLC, dated July 13, 2021.
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1).

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